UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2012
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On June 14, 2012, NII Holdings, Inc. (the “Company”) announced that Gokul Hemmady was appointed to serve as the Company's Chief Operating Officer and Chief Financial Officer, continuing his role as Chief Financial Officer until the Company named a successor. Effective October 17, 2012, Mr. Hemmady will voluntarily resign from his role as Chief Financial Officer and will continue in his role as Chief Operating Officer.

(c)	The Board of Directors of the Company appointed Juan R. Figuereo as Executive Vice President, Chief Financial Officer effective October 17, 2012.

Mr. Figuereo, 56, most recently served as Executive Vice President, Chief Financial Officer of Newell Rubbermaid Inc., a global marketer of consumer and commercial products, from 2009 to 2012. Prior to joining Newell Rubbermaid, Mr. Figuereo served as Chief Financial Officer of Cott Corporation from 2007 to 2009, Vice President, Mergers and Acquisitions for Wal-Mart International from 2003 to 2007 and various international, finance and general management positions at PepsiCo from 1988 to 2003.

Upon commencement of his employment, Mr. Figuereo will receive an annual salary of $550,000 and be eligible to participate in the Company's 2012 Incentive Compensation Plan starting in the 2013 bonus plan year, with a target annual cash bonus of 100% of his annual salary and a target annual long-term equity grant commensurate with his position. In addition, on his start date, Mr. Figuereo will receive a one-time grant of 40,000 stock options that vest in equal installments on each of the first three anniversaries of the grant date and 20,000 restricted shares of the Company's common stock that vest on the third anniversary of the grant date.

The full text of the Company's press release announcing the appointment is attached hereto as Exhibit 99.1.
Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated October 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: October 4, 2012	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 4, 2012